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                                                                 Exhibit 10.15.1

                        FIRST AMENDMENT TO AGREEMENT

NESTAWAY DIVISION OF AXIA INCORPORATED ("Seller") and MAYTAG CORPORATION ("Buyer") mutually desire their Purchasing Partnering Agreement (the
"Agreement" effective January 1, 1996) concerning dishwasher racks be amended as follows (hereinafter the "Amendment"). This Amendment shall be effective as of the date of signing (the "Effective Date").

Page 2, Section III of the Agreement is amended to strike the following:

     "In the event, during any 12 month period beginning January 1, 1998 (the "second period") Purchaser's orders with Seller are less than the Purchasing Goal, Seller may continue the relationship on the terms stated herein, or terminate this Agreement with six (6) months written notice. The preceding sentence states the sole recourse of Seller for any inability by Purchaser to meet the stated Purchasing Goal."

Page 2, Section IV of the Agreement is deleted in its entirety and the following shall be inserted in its place:

     "The Agreement, as amended from time to time, shall expire as of the close of business on December 31, 2003 unless earlier terminated as provided in the Agreement."

Page 3, Section VII (l) of the Agreement is changed to read as follows:

     "Nestaway will change the dishrack selling prices to Maytag from the prices in effect on Sept. 8, 1997 as follows:

          A. Reduces selling prices by       as of the Effective date.

          B. Nestaway will reduce its selling prices thru providing cost
             reductions each year beginning in 1998. A minimum         annual
             reduction in selling price is guaranteed.

Page 4, Section IX of the Agreement is changed by deleting the existing language in its entirety and replacing it with the following:

     "For each year during the time of this Agreement, or any extension thereof, Seller will pay Purchaser a volume rebate on the annual net shipment of Racks to Maytag Jackson Dishwashing Products for its McKenzie, TN plant. A
     rebate in the amount of        per Rack will be paid on all Racks shipped
     above an annual volume based on       per day



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           for       days, or         racks. Payment of the earned discount will
be made prior to March first of the following year."

Signed this 11th day of September, 1997.

NESTAWAY DIVISION AXIA INCORPORATED

By /s/ David H. Chesney    9/17/97
  --------------------------------
       David H. Chesney
       President & General Manager

MAYTAG CORPORATION

By /s/ B.C. Fowler
  --------------------------------
       B.C. Fowler
       Vice President & General Manager
       Jackson Dishwashing Products